As filed with the Securities and Exchange Commission on June 21, 1996.

                       File No. 33-________
==========================================================================

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                     -----------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                     -----------------------

                 NATIONAL VISION ASSOCIATES, LTD.
        --------------------------------------------------
        (Exact Name of Issuer as Specified in its Charter)

             Georgia                             58-1910859
  -------------------------------            ----------------------
  (State or Other Jurisdiction of             (I.R.S. Employer
  Incorporation or Organization)             Identification Number)

                          296 Grayson Highway
                      Lawrenceville, Georgia  30245
          -----------------------------------------------------
          (Address and Zip Code of Principal Executive Offices)

                     NATIONAL VISION ASSOCIATES, LTD.
                        RESTATED STOCK OPTION AND
                           INCENTIVE AWARD PLAN
                     ---------------------------------
                         (Full Title of the Plan)

                        Mitchell Goodman, Esquire
              Vice President, General Counsel and Secretary
                     NATIONAL VISION ASSOCIATES, LTD.
                           296 Grayson Highway
                      Lawrenceville, Georgia  30245
                              (770) 822-3600
  ----------------------------------------------------------------------
  (Name, Address and Telephone Number, Including Area Code, of Agent for
                                 Service)

                     CALCULATION OF REGISTRATION FEE

=================================================================================================================

Title of                Amount to be         Proposed Maximum         Proposed Maximum          Amount of
Securities               Registered         Offering Price Per       Aggregate Offering      Registration Fee
to be Registered                                   Unit                     Price
- -----------------------------------------------------------------------------------------------------------------
Common Stock, $.01    1,000,000 shares          $ 4.75 <F1>            $4,750,000 <F1>          $1,637.95
par value
- -----------------------------------------------------------------------------------------------------------------

<F1>   Determined in accordance with Rule 457(h) under the
       Securities Act of 1933, based on $4.75, the average of the high and low sale prices quoted on the NASDAQ National Market System on June 19, 1996.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 1993 File No. 33-68750 are incorporated by reference.


ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description
- --------------                ------------

5.1 & 23.1             Opinion and Consent of Counsel to Registrant

23.2                    Consent of Arthur Andersen LLP

                                     SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of Georgia, on June 18, 1996.


                                   NATIONAL VISION ASSOCIATES, LTD.



                                   By: /s/ James W. Krause
                                      James W. Krause
                                      Chief Executive Officer and
                                        President


     Each person whose signature appears below hereby constitutes and appoints James W. Krause and Mitchell Goodman, Esq., and either of them, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

      Signature                           Title                                    Date
      ---------                           -----                                    ----


/s/ James w. Krause              Chairman of the Board, Chief                 June 18, 1996
James W. Krause                  Executive Officer and President
                                 (PRINCIPAL EXECUTIVE OFFICER)


/s/ Sandra M. Buffa               Senior Vice President, Finance,             June 20, 1996
Sandra M. Buffa                   Treasurer and Director (PRINCIPAL
                                  FINANCIAL OFFICER)


________________________          Vice President, Corporate                   June ____, 1996
Angus C. Morrison                 Controller (PRINCIPAL
                                  ACCOUNTING OFFICER)


/s/ Edward G. Weiner              Vice Chairman of the Board                  June 20, 1996
Edward G. Weiner
                                                                       -3-

/s/ David I. Fuente                Director                                    June 20, 1996
David I. Fuente


/s/ Ronald J. Green                Director                                    June 18, 1996
Ronald J. Green


Campbell B. Lanier, III            Director                                    June 18, 1996
Campbell B. Lanier, III


/s/ J. Smith Lanier, II            Director                                    June 19, 1996
J. Smith Lanier, II

                                    EXHIBIT INDEX
                                          TO
                          REGISTRATION STATEMENT ON FORM S-8



Exhibit Number           Description
- --------------           -----------
5.1 & 23.1              Opinion and Consent of Counsel to Registrant*

23.2                    Consent of Arthur Andersen LLP



*  Exhibit 23.1 to be included in Exhibit 5.1

                                                                       -5-